SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2015

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	Commission File Number	(IRS Employer
Incorporation or Organization		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 22, 2015, our Executive Compensation Committee recommended and independent members of the Board of Directors approved the following base salaries.

John N. Roberts III	President and CEO	$ 800,000

Terry Matthews	EVP, President of Intermodal	$ 475,000

David G. Mee	EVP, Finance and Administration and CFO	$ 475,000

Shelley Simpson	EVP, President of ICS and Truckload and CMO	$ 475,000

Nicholas Hobbs	EVP, President of DCS	$ 450,000

Kirk Thompson	Chairman of the Board	$ 350,000

A summary of our compensation arrangements with our named executive officers, excluding awards which may be made under our Management Incentive Plan, is attached as an exhibit to this Form 8-K and is incorporated by reference into this report.

ITEM 8.01.	OTHER EVENTS

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On October 22, 2015, we issued a news release announcing the declaration of a regular quarterly dividend of $0.21 per common share payable to stockholders of record on November 6, 2015. The dividend will be paid on November 20, 2015. Also on October 22, 2015, in a separate news release, we announced that our Board of Directors adopted a new share repurchase program authorizing the repurchase of $500 million of the Company’s common stock.

A copy of the news releases are furnished as exhibits to this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
	99.1	News release issued by J.B. Hunt Transport Services, Inc. on October 22, 2015 announcing declaration of a dividend.

99.2	News release issued by J.B. Hunt Transport Services, Inc. on October 22, 2015 announcing a share repurchase program.

99.3	Summary of Compensation Arrangements with Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 26th day of October 2015.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)